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                                                                     Exhibit 5.1





                                January 26, 2000


Sunhawk.com Corporation
223 Taylor Avenue North, Suite 200
Seattle, Washington 98109

         Re:     Registration Statement on Form SB-2

Ladies and Gentlemen:

     This opinion is furnished to Sunhawk.com Corporation, a Washington corporation (the "Company"), with respect to certain matters in connection with the offering of up to (i) of the Company's common stock, no par value (the "Shares"), (which includes 210,000 Shares subject to an option granted to the underwriter of such offering solely to cover over-allotments, if any) (ii) up to 140,000 additional shares of common stock underlying certain warrants (the "Representative's Warrants") to be issued to the underwriter for the offering and (iii) 41,680 additional shares of common stock issuable to certain individuals upon exercise of the bridge loan warrants (the "Bridge Warrants") pursuant to the prospectus (the "Prospectus") included in the Company's registration statement on Form SB-2, as amended (File No. 333-80849) (the "Registration Statement").

     We have acted as counsel for the Company in connection with the offering and sale of the Shares. In the course of such representation, our firm assisted the Company in the preparation of the Registration Statement and related documents and correspondence. In connection with the opinions expressed herein, we have reviewed the Company's Articles of Incorporation, as amended, Bylaws, form of Representative's Warrant Agreement, Agency? Agreement and related bridge loan documents, minutes of meetings of and actions by the Board of Directors and the Company's shareholders and other relevant documents we deemed necessary. This letter should be read in conjunction with the Prospectus and, unless the context hereof clearly otherwise provides, all capitalized terms herein shall have the respective meanings ascribed thereto in the Prospectus.

     On the basis of the foregoing, and subject to the qualifications set forth herein, we are of the opinion that (a) the Shares have been duly authorized, and, upon the issuance and sale thereof by the Company as described in the Registration Statement, and the receipt of the consideration therefor as described therein, the Shares will be validly issued, fully paid and non-assessable, and (b) the Representative's Warrants and the shares to be issued upon exercise of the Representative's Warrants, when issued in exchange for the consideration

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recited therein, will be legally issued, fully paid and non-assessable. This opinion does not address the compliance, or lack thereof, of the offering or such issuance and sale with any securities laws or any law or statute other than the Washington Business Corporation Act (Title 23B of the Revised Code of Washington).

     This letter and the opinions expressed herein are solely for the benefit of the Company, and should not be relied upon by any other person without our prior written consent, except that we hereby consent to the reference to our firm under "Legal Matters" in the Prospectus and to the inclusion of this letter as
Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             THE OTTO LAW GROUP, P.L.L.C.


                                             /s/ David M. Otto
                                             -----------------------------------
                                             David M. Otto


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